Exhibit 99.1

                  Digital Recorders, Inc. Notes Announcement of
                         Short-Term Extension Of TEA-21

    DALLAS--(BUSINESS WIRE)--July 20, 2005--Digital Recorders, Inc. (DRI) (Nasdaq:TBUS), a market leader in transportation, law enforcement, and security digital communications systems, announced today that despite long delays in the completion of federal reauthorization legislation for public transportation funding, the Company believes progress is being made.
    According to the American Public Transportation Association
(APTA), a two-day extension has been implemented with notation that additional extensions might be required in bringing the legislation to conclusion in July. APTA notes that federal public transportation funding currently under consideration by Congress could reach an all-time high of more than $52 billion over a six-year reauthorization period - more than 40 percent greater than the expiring funding legislation. The proposed amount is part of the overall funding in the federal "highways" bill expected to come under the reauthorization of the Transportation Equity Act for the 21st Century (TEA-21), where total U.S. Department of Transportation funding being considered is in excess of $280 billion.
    "U.S. public transportation has operated for more than two years with the uncertainties created by short-term extensions of TEA-21 initiated by Congress in lieu of the historical and intended six-year reauthorization legislation period. Federal funding has been available at historically high levels during this interval, but I believe that underlying longer-term funding uncertainties have been a source of significant market disruption. While there can be no certainty on the matter, it now appears that Congress may soon complete this essential piece of legislation which is so vital to the country's transportation infrastructure. The transportation industry has people to move, jobs to fill, communities to serve, and safety and security issues to consider. Reauthorization of this six-year legislation should lead to progress in all of these matters," David L. Turney, the Company's Chairman, Chief Executive Officer, and President, said.

    ABOUT THE COMPANY

    Digital Recorders, Inc. is a market leader in transportation, law enforcement, and security digital communications systems using proprietary hardware and software applications. Our products improve the flow and mobility of people through transportation infrastructure, mitigate security threats, and enhance law enforcement agencies' surveillance capabilities. Our transportation communications products
- TwinVision(R) and Mobitec(R) electronic destination sign systems, Talking Bus(R) voice announcement systems, Internet-based passenger information systems, and computer-aided dispatch/ automatic vehicle locating and monitoring systems - enhance public transportation and mitigate security threats worldwide. Our electronic surveillance tools, including microphone amplifiers and processors, countermeasures devices, speech activity detectors, and noise cancellation equipment, help law-enforcement agencies around the globe arrest and prosecute criminals. For more information about DRI and its operations worldwide, go to www.digrec.com.

    FORWARD-LOOKING STATEMENTS

    This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning future federal public transportation funding, the projected benefits of such funding, and the impact it may have on the transportation industry and on the Company, as well as any statement, express or implied, concerning future events or expectations is a forward looking statement. Use of words such as "expect," "fully expect," "expected," "appears," "believe," "plan," "anticipate," "would," "goal," "potential," "potentially," "range," "pursuit," "run rate," "stronger," "preliminarily," etc., is intended to identify forward-looking statements that are subject to risks and uncertainties, including risks and uncertainties surrounding the timing and amount of federal public transportation funding, the deployment of those funds, and as well as other risks and uncertainties set forth in our Annual Report on Form 10-K filed April 1, 2005, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

    CONTACT: Digital Recorders, Inc., Dallas
             Veronica B. Marks, 214-378-4776
             Fax: 214-378-8437
             veronicam@digrec.com